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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

The Board of Directors
1-800-FLOWERS.COM, Inc.

    We consent to the use of our report on the consolidated financial statements of The Plow & Hearth, Inc., included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP



Roanoke, Virginia
July 9, 1999